RESTATED ARTICLES OF INCORPORATION OF RENASANT CORPORATION FIRST: The name of the corporation is Renasant Corporation. SECOND: The period of its duration is ninety-nine (99) years. THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are: To exercise all powers of a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in all banking and non-banking activities allowed for a bank holding company under state and federal law. FOURTH: The corporation is authorized to issue two classes of stock, common stock and preferred stock. The aggregate number of shares of common stock which the corporation shall have the authority to issue is Two Hundred Fifty Million (250,000,000) shares, having a par value of Five Dollars ($5.00) each. The aggregate number of shares of preferred stock which the corporation shall have the authority to issue is Five Million (5,000,000) shares, having a par value of one cent ($.01) each. Shares of the preferred stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated herein or in an amendment or amendments hereto providing for the issue of such series as adopted by the Board of Directors of the corporation. The Board of Directors of the corporation is hereby expressly authorized, subject to the limitations provided by law, to amend these Articles to establish and designate series of the preferred stock, to fix the number of shares constituting each series, and to fix the designations and the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between or among series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors with respect to any series shall include, but shall not be limited to, the authority to fix and determine the following: (a) The designation of such series. (b) The number of shares initially constituting such series. (c) The increase and the decrease, to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series as theretofore fixed. (d) The rate or rates and the time at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate. (e) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the manner of selecting shares of such series for redemption, if less than all shares are to be redeemed, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates. Exhibit 3.1

2 (f) The amount payable on the shares of such series in the event of voluntary or involuntary liquidations, dissolution or winding up of the corporation. A liquidation, dissolution or winding up of the corporation, as such terms are used in this subparagraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the corporation with or into another corporation or corporations or a sale, lease or conveyance of all or a part of the assets of the corporation. (g) Whether or not the shares of such series shall have voting rights and the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of preferred stock and the right to have one vote per share or less (but not more) than one vote per share. (h) Whether or not a sinking fund or purchase fund shall be provided for the redemption or purchase of the shares of such series, and if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof. (i) Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to, any provision for the adjustment of the conversion rate or the conversion price. (j) Any other powers, preferences and relative participating, optional, or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law. FIFTH: The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares. SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: None. SEVENTH: The capital stock of the corporation may be issued for valid corporate purposes upon authorization by the Board of Directors of the corporation without prior stockholder approval. EIGHTH: The street and post office address of its registered office is 645 Lakeland East Drive, Suite 101, Flowood, Mississippi 39232, and the name of its registered agent at such address is C. T. Corporation System. NINTH: The number of directors of the corporation for each ensuing year shall be fixed by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the corporation, except that the minimum number of directors shall be fixed at not less than seven (7) and the maximum number of directors shall be fixed at not more than twenty (20). Prior to the 2024 annual meeting of shareholders, the directors, other than those who may be elected by the holders of shares of any class or series of stock having the right to elect a director by the vote solely of the holders of that class or series of stock pursuant to the terms of Article Fourth hereof or any resolution or resolutions providing for the establishment of such class or series of stock adopted by the Board of Directors, shall be and are divided into three classes, with each class as nearly equal in number as possible. Each director elected prior to the 2024 annual meeting of shareholders shall serve for the full term to which such director was elected. At the 2024 annual

3 meeting of shareholders, the director nominees whose terms expire at that meeting shall be elected to hold office until the 2025 annual meeting of shareholders; at the 2025 annual meeting of shareholders, the director nominees whose terms expire at that meeting shall be elected to hold office until the 2026 annual meeting of shareholders; and at the 2026 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors shall be elected for terms of office expiring at the next annual meeting of shareholders and until a successor is elected and qualified or until the director’s prior death, resignation or removal. Subject to the rights of the holders of any class or series of stock having the right to elect a director by the vote solely of the holders of that class or series of stock, (i) at each annual meeting of shareholders beginning in 2024, successors to the directors whose terms expire at that meeting shall each be elected for a one-year term, and (ii) prior to the 2026 annual meeting of shareholders, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as may be possible to one-third (1/3) of the total number of directors, but in no case will a decrease in the number of directors shorten the term of any incumbent director. TENTH: The name and street is and post office address of each incorporator is: Name Street and Post Office Address E. C. Neelly, III 2406 Country Club, Tupelo, Mississippi 38801 John W. Smith 19 Quail Creek Road, Tupelo, Mississippi 38801 ELEVENTH: The affirmative vote of the holders of not less than 80% of the outstanding shares of all voting stock of the corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than a Controlling Party, as defined below, shall be required for the approval or authorization of any merger, consolidation, approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all of the assets of the corporation (for purposes of this provision, “substantially all of the assets”, shall mean assets having a fair market value or book value, whichever is greater, of 25 percent or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than 45 days prior to any acquisition of such assets) if such transaction involves any shareholder owning or controlling 20 percent or more of the corporation’s voting stock at the time of the proposed transaction (“Controlling Party”); provided, however, that these voting requirements shall not be applicable in such transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes common stock of this corporation retained by its existing shareholders in such a transaction in which the corporation is the surviving entity) per share by holders of common stock of the corporation of such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions) paid by the Controlling Party in the acquisition of any of its holdings of the corporation’s common stock in the three years preceding the announcement of the proposed transaction or (b) the transaction is approved by a majority of the entire board of directors. The requirements of this Article Eleventh are in addition to, and separate from any consent or approval that may be required by any applicable law to authorize any merger, consolidation, or sale, exchange or lease of all or substantially all of the assets of the corporation. The affirmative vote of not less than eighty percent (80%) of the outstanding voting stock is required to amend or repeal this Article Eleventh.

4 TWELFTH: Holders of the corporation’s capital stock shall not be entitled to cumulate their votes in the election of directors of the corporation. THIRTEENTH: No director shall be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which such director is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended, as presently in effect or as amended thereafter, pertaining to liability for unlawful distributions; or (iv) an intentional violation of criminal law. If Mississippi law is hereafter amended to authorize corporations to take corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the corporation shall be limited or eliminated to the full extent permitted by Mississippi law as so amended from time to time. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.